--------------------------------------------------------------------------------
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential of Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.  240.14a-11(c) or ss.  240.14a-12

                            F&M NATIONAL CORPORATION
                       (Name of Registrant as Specified in Its Charter)

                            F&M NATIONAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:
               ________________________________________________________________
        2)     Aggregate number of securities to which transaction applies
               ________________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
               ________________________________________________________________
        4)     Proposed maximum aggregate value of transaction:
               ________________________________________________________________
        5)     Total fee paid:
               ________________________________________________________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:  _______________________________________
        2)     Form Schedule or Registration Statement No.:  __________________
        3)     Filing Party:  _________________________________________________
        4)     Date Filed:  ___________________________________________________

--------------------------------------------------------------------------------

                           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


        The Annual Meeting of Shareholders of F&M NATIONAL CORPORATION (the "Company") will be held at the TraveLodge of Winchester, 160 Front Royal Pike, Winchester, Virginia, on Tuesday, April 27, 1999, at 10:00 a.m. for the following purposes:

        1.     To elect thirteen directors to serve for the ensuing year;

        2 To ratify the selection by the Audit Committee of the Board of Directors of Yount, Hyde & Barbour, P.C., independent certified public accountants, as auditors of the Company for 1999; and

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only shareholders of record at the close of business on February 26, 1999, will be entitled to notice of and to vote at the Annual Meeting.

        Attendance at the Annual Meeting will be limited to shareholders of record, persons holding proxies from shareholders and certain representatives of the press and financial community. If you wish to attend the Annual Meeting, but your shares are held in the name of a broker, bank or other nominee, you should bring with you written confirmation from such nominee of your beneficial ownership.

        You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card promptly. If you attend the Annual Meeting, you may withdraw any proxy previously given and vote in person.

        Following the adjournment of the Annual Meeting, officers and directors of the Company will be available to meet with you.

                                             By Order of the Board of Directors

                                             /s/ MICHAEL L. BRYAN
                                             --------------------------
                                                 Michael L. Bryan
                                                 CORPORATE SECRETARY


Winchester, Virginia
March 23, 1999

                            F&M NATIONAL CORPORATION

                           P R O X Y S T A T E M E N T

                                     GENERAL

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of F&M National Corporation (the "Company") to be voted at the 1999 Annual Meeting of Shareholders to be held Tuesday, April 27, 1999, at 10:00 a.m. at the TraveLodge of Winchester, 160 Front Royal Pike, Winchester, Virginia, and any adjournment thereof. The distribution of this Proxy Statement and related proxy material will commence on or about March 23, 1999.

VOTING AND REVOCATION OF PROXIES

        All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with instructions noted thereon or, if no direction is indicated, they will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by giving written notice to the Secretary of the Company, by executing or delivering a substitute proxy or by attending the Annual Meeting and revoking the proxy at the meeting.

VOTING RIGHTS OF SHAREHOLDERS

        Only shareholders of record at the close of business on February 26, 1999, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on February 26, 1999, 21,818,588 shares of common stock, par value $2.00 per share, were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Each share of common stock will entitle the holder thereof to one vote on all matters to come before the Annual Meeting. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

SOLICITATION OF PROXIES

        The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and employees of the Company (who will not be compensated in addition to their regular salaries) may solicit proxies personally or by telephone. The Company will reimburse brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Company's common stock.

                      ELECTION OF DIRECTORS - PROPOSAL ONE

        The thirteen persons named below, each of whom currently serves on the Board of Directors, will be nominated to serve as directors until the 2000 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any of the persons named below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH BELOW.

                                   SERVED AS                    PRINCIPAL OCCUPATION
        NAME AND AGE            DIRECTOR SINCE                 DURING PAST FIVE YEARS
        ------------            --------------                 ----------------------
Frank Armstrong, III (62)            1985          Chairman, President and Chief Executive
                                                   Officer of National Fruit Product Company,
                                                   Inc. (food processor and distributor),
                                                   Winchester, Virginia.

William H. Clement (71)              1988          Vice Chairman, Hidden Creek Industries, Inc.
                                                   (a private real estate investment company),
                                                   Winchester, Virginia; Retired in 1995 as
                                                   Chairman of the Board of Automotive
                                                   Industries, Inc. and Vice Chairman of the
                                                   Board of Automotive Industries Holding, Inc.
                                                   (automobile parts manufacturer), Strasburg,
                                                   Virginia.

Charles E. Curtis (60)               1996          Vice Chairman and Chief Administrative
                                                   Officer, F&M National Corporation and Vice
                                                   Chairman of F&M Bank-Winchester as of January
                                                   1, 1998;  President and Chief Executive
                                                   Officer of F&M Bank-Northern Virginia from
                                                   August 9, 1996 to December 31, 1997; President
                                                   and Chief Executive Officer of Fairfax Bank
                                                   and Trust Company from  July 22, 1985 to
                                                   August 8, 1996.

W. M. Feltner (79)                   1970          Chairman of the Board and Chief Executive
                                                   Officer of the Company; Chairman of the Board
                                                   of F&M Bank-Winchester.


                                   SERVED AS                    PRINCIPAL OCCUPATION
        NAME AND AGE            DIRECTOR SINCE                 DURING PAST FIVE YEARS
        ------------            --------------                 ----------------------
John R. Fernstrom (52)               1997          Real Estate Investor.

William R. Harris (70)               1986          Chairman of the Board of Harris Heating &
                                                   Plumbing, Inc., Richmond, Virginia; Chairman
                                                   of the Board, F&M Bank-Richmond.

L. David Horner, III (64)            1986          Chairman of the Board of Horner Properties,
                                                   Inc. (real estate developer), Stuart, Florida.

Jack R. Huyett (66)                  1990          Retired President, Chief Administrative
                                                   Officer and  Vice Chairman of the Board of F&M
                                                   National Corporation.

George L. Romine (87)                1986          Retired Vice President and Director of Abex
                                                   Corporation (automobile parts
                                                   manufacturer), Winchester,
                                                   Virginia; Retired Executive
                                                   Director of the
                                                   Winchester-Frederick County
                                                   Economic Development
                                                   Commission.

J. D. Shockey, Jr. (56)              1970          President of Shockey Industries, Inc. (general
                                                   construction contractor), Winchester, Virginia.

Ronald W. Tydings (59)               1996          Attorney, Fairfax, Virginia; Chairman of the
                                                   Board, F&M Bank-Northern Virginia.

Fred G. Wayland, Jr. (70)            1994          Retired President and Chief Executive Officer
                                                   of PNB Financial Corporation (a bank holding
                                                   company which affiliated with the Company in
                                                   1994), Warrenton, Virginia.

Alfred B. Whitt (60)                 1997          President, Vice Chairman and Chief Financial
                                                   Officer of F&M National Corporation and Vice
                                                   Chairman and Secretary of F&M Bank-Winchester
                                                   as of January 1, 1998; Senior Vice President,
                                                   Senior Financial Officer and Secretary of F&M
                                                   National Corporation from 1991 through 1997.


BOARD OF DIRECTORS AND COMMITTEES

        During 1998, the Board of Directors held eleven regular monthly meetings. No special Board meetings were held. Each of the nominees to the Board attended at least 75% of the meetings of the Board and committees on which they served.

        The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Nominating Committee, and the Human Resources Committee.

        EXECUTIVE COMMITTEE. The members of the Executive Committee for 1998 were Messrs. Clement, Feltner, Harris, Huyett, Romine, and Whitt. The Company's Bylaws empower the Executive Committee to exercise the full authority of the Board of Directors when it is not in session, except for certain matters reserved to the Board by law. This committee did not meet during 1998.

        AUDIT COMMITTEE. The Audit Committee, whose members are Messrs. Armstrong, Fernstrom, Horner, and Romine recommends the independent auditors to be selected by the Board, discusses with the independent auditors the scope of their proposed audit, reviews the audit reports, discusses with management the implementation of the auditors' recommendations, reviews the fee of the independent auditors for audit and non-audit services, reviews the adequacy of the Company's system of internal accounting controls and reviews reports of audit activities performed by the Company's staff of internal auditors.
This committee met four times during 1998.

     NOMINATING COMMITTEE. The Nominating Committee was composed of Messrs. Armstrong, Clement, and Shockey. The Nominating Committee recommends to the Board of Directors candidates for election as directors of the Company. This committee met once during 1998.

        HUMAN RESOURCES COMMITTEE. The members of the Human Resources Committee are Messrs. Clement, Romine, and Shockey. The primary responsibilities of this committee are to review and recommend to the Board of Directors compensation of senior management. This committee also administers cash awards made under the Company's Officers' Incentive Bonus Plan and the granting of stock options under the Company's stock option plan. This committee met once during 1998.

DIRECTORS' FEES

        During 1998, each director received $600 for each Board meeting attended. In addition, each non-employee director received an annual retainer of $7,500. Board members were not compensated for committee meetings attended, except those members of the Audit Committee and the Human Resources Committee who received $200 for each committee meeting attended. Directors also received $1,500 annually to cover travel, lodging, and related expenses incurred in attending Board and committee meetings.


                        OWNERSHIP OF COMPANY COMMON STOCK

        The following table sets forth, as of February 26, 1999, certain information with respect to the beneficial ownership of the Company's common stock held by each director and nominee and each executive officer named in the Summary Compensation Table below, and by the directors and all executive officers as a group.

        As of February 26, 1999, no person beneficially owned 5% or more of the Company's common stock. The directors and all executive officers as a group beneficially owned as of that date 5.9% of the outstanding shares of common stock.

                                                                   STOCK
            NAME                                               OWNERSHIP (1)

        Frank Armstrong, III..............................          17,037
        William H. Clement................................          90,571
        Charles E. Curtis.................................         180,989 (2)
        W. M. Feltner.....................................         191,935 (2)
        John R. Fernstrom.................................          13,173
        William R. Harris.................................         108,868
        L. David Horner, III..............................          98,048
        Jack R. Huyett....................................          95,347
        George L. Romine..................................          26,751
        J. D. Shockey, Jr.................................          29,718
        Ronald W. Tydings.................................         171,120
        Fred G. Wayland, Jr...............................           7,800
        Alfred B. Whitt...................................          98,274 (2)
        Betty H. Carroll..................................         101,484 (2)
        F. Dixon Whitworth, Jr...........................           50,726 (2)

        All Directors & Executive Officers as a Group.....       1,289,991

---------------------
(1) Includes shares held by affiliated corporations, spouses and minor children, and shares held jointly with spouses or as custodians or trustees for children and others.
(2) Includes: 30,463 issuable to Mr. Curtis; 90,125 shares issuable to Mr. Feltner; 47,625 shares issuable to Mr. Whitt; 47,625 shares issuable to Mrs. Carroll; and 19,525 shares issuable to Mr. Whitworth under the Company's stock option plans.


                                    EXECUTIVE COMPENSATION

        The table below sets forth certain information concerning the annual and long-term compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Officers") for each of the past three years, with the exception of Mr. Charles E. Curtis for whom compensation information is provided only for 1997 and 1998 in view of his promotion to Vice Chairman and Chief Administrative Officer of the Company.





                           SUMMARY COMPENSATION TABLE
                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                       SECURITIES
           NAME AND                       ANNUAL COMPENSATION(1)       UNDERLYING        ALL OTHER
      PRINCIPAL POSITION        YEAR     SALARY(2)        BONUS        OPTIONS(3)     COMPENSATION(4)
      ------------------       -------   ---------     --------        ----------     ----------------
W. M. Feltner                   1998     $608,700       $225,000         20,000           $10,500
   Chairman of the Board/       1997      607,800        225,000         20,000            10,375
   Chief Executive Officer      1996      507,200        200,000         15,000             7,500

Betty H. Carroll                1998     $260,000        $85,000         10,000           $10,500
   Senior Vice President;       1997      250,000         80,000         10,000            10,375
   President/CEO, F&M           1996      222,200         74,000          7,500             9,761
   Bank-Winchester

Alfred B. Whitt                 1998     $218,700        $85,000         10,000           $10,500
   Vice Chairman, President     1997      191,400         70,000         10,000            10,375
   and Chief Financial Officer  1996      170,000         55,000          7,500             9,723

Charles E. Curtis               1998     $208,700        $75,000         10,000           $10,500
   Vice Chairman/Chief          1997      177,800         50,000          1,500            10,375
   Administrative Officer

F. Dixon Whitworth, Jr.         1998     $165,000        $50,000          5,000           $10,475
   Executive Vice President;    1997      152,000         45,000          5,000            10,222
   President, F&M Trust         1996      142,200         38,000          2,500             9,723
   Company

------------------------
(1) Each Named Officer received certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.
(2)     Includes directors' fees.
(3) The Company's stock option plan does not permit grants of restricted stock, and this plan is the Company's only stock-based long-term compensation plan currently in effect.
(4) These amounts represent Company contributions allocated under the Company's 401(k) Retirement Plan and the Company's Employee Stock Ownership Plan, respectively, to the Named Officers for 1998 in the following amounts: W. M. Feltner, $2,500 and $8,000; Betty H. Carroll, $2,500 and $8,000; Alfred B. Whitt, $2,500 and $8,000; Charles E.
        Curtis, $2,500 and $8,000; and F. Dixon Whitworth, Jr., $2,475 and
        $8,000.

                                 STOCK OPTION GRANTS IN 1998

        The Company's stock option plan provides for the granting of both incentive and non-qualified stock options to executive officers and key employees of the Company and its subsidiaries. While the option price of incentive options may not be less than the fair market value of the stock at the date of grant, non-qualified options may be granted at prices less than the fair market value of the common stock on the date of grant, but in no event at an exercise price less than one-half of the market price on the date of grant.

        The following table provides certain information concerning non-qualified stock options granted during 1998 to the Named Officers. No stock appreciation rights may be granted under the Company's stock option plan.

                                INDIVIDUAL GRANTS
                       -------------------------------------------------------------
                                     PERCENT OF
                        NUMBER OF      TOTAL
                         SHARES       OPTIONS     EXERCISE    MARKET
                       UNDERLYING    GRANTED TO    PRICE      PRICE                  BLACK-SCHOLES
                         OPTIONS     EMPLOYEES      PER      ON GRANT    EXPIRATION   GRANT DATE
        NAME           GRANTED(1)     IN 1998      SHARE       DATE         DATE     VALUE (2)(3)
        ----           ----------     -------      -----       ----         ----     ------------
W. M. Feltner            20,000         29.9%      $17.18    $34.375       1/2/08       $452,000
Betty H. Carroll         10,000         14.9         17.18    34.375       1/2/08        226,000
Alfred B. Whitt          10,000         14.9         17.18    34.375       1/2/08        226,000
Charles E. Curtis        10,000         14.9         17.18    34.375       1/2/08        226,000
F.D. Whitworth Jr.        5,000          7.5         17.18    34.375       1/2/08        113,000

-----------------------
(1) The stock options granted during 1998 to the Named Officers were granted on January 2, 1998, and first became exercisable on that date.
(2) The values shown reflect standard application of the Black-Scholes pricing model using (i) 60-month volatility (19.08%) and daily stock prices for the five years prior to grant date, (ii) an option term of ten years, (iii) an interest rate that corresponds to the U.S. Treasury rate with a ten-year maturity (4.5%), and (iv) dividends at the average annualized rate in place on the date of grant ($0.68). The Black-Scholes option pricing model is a commonly utilized model for valuing options. The model assumes that the possibilities of future stock returns (dividends plus share price appreciation) resemble a normal "bell-shaped" curve.
(3) No allowance has been made for income taxes that will be due upon exercise.

            STOCK OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

        The following table shows the number and value of unexercised options at year-end. All stock options shown were exercisable at year-end. No stock options were exercised during 1998 by a Named Officer.

                                      NUMBER OF              VALUE OF
                                  SHARES UNDERLYING        UNEXERCISED
                                     UNEXERCISED           IN-THE-MONEY
                                      OPTIONS AT            OPTIONS AT
                  NAME           DECEMBER 31, 1998(1)  DECEMBER 31, 1998(2)
                  ----           --------------------  --------------------

        W. M. Feltner                   70,125              $1,271,926
        Betty H. Carroll                37,625                 692,367
        Alfred B. Whitt                 37,625                 692,367
        Charles E. Curtis               30,301                 526,516
        F. Dixon Whitworth, Jr.         14,525                 434,842

---------------------------
(1) All the stock options shown for each Named Officer are currently exercisable.
(2) Values are calculated by subtracting the exercise price from the fair market value of the stock at December 31, 1998.

EMPLOYMENT ARRANGEMENTS

        The Company has employment agreements with certain executive officers, including Mrs. Carroll and Messrs. Curtis, Whitt, Whitworth, and 18 senior officers that become effective upon a change in control of the Company. In the case of the Named Officers, with the exception of Mr. Feltner, the Company or its successor agrees to continue these officers in its employ for a term of three years after the date of a change in control. During the contract term, these officers will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to the immediate prior year and bonuses at least equal to the annual bonus paid prior to the change in control. If the officer's employment is terminated during the three year period following a change in control other than for cause or disability as defined in the agreement, or if the officer should terminate employment because a material term of the contract is breached by the Company, the officer will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to two times the sum of the officer's base salary, annual bonus, and equivalent benefits for Mrs. Carroll and Messrs. Curtis, Whitt, and Whitworth, and one times the sum of the other senior officers' base salaries, annual bonuses, and equivalent benefits.


           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        THE FOLLOWING HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE GRAPH OF SHAREHOLDER RETURN SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BY DEEMED FILED UNDER SUCH ACTS.

        The Human Resources Committee of the Board of Directors of the Company (the "Committee") has furnished the following report on executive compensation:

        The Committee has developed and implemented compensation policies and plans which seek to enhance the profitability of the Company and, thus, shareholder value. In furtherance of these goals, the policies and plans are designed to provide competitive levels of compensation that rely on annual and long-term incentive compensation to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are variable and closely tied to corporate and individual performance in a manner that encourages a continuing focus on building profitability and shareholder value.

        In its review of management performance and compensation, the Committee has taken into account management's consistent commitment to the long-term success of the Company. Based on its evaluation of these factors, the Committee believes that the senior management of the Company is dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and plans the Committee has implemented and administered have contributed to achieving this management focus.

        Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary and annual and long-term incentive compensation. The Committee fixes base salaries at levels that are competitive or somewhat below the competitive amounts paid to senior executives with comparable qualifications, experience, and responsibilities, after comparing salary ranges of other bank holding companies and other large locally headquartered companies. The annual incentive compensation is approved as a percentage of the net income of the Company. The long-term incentive compensation is closely tied to the Company's success in achieving significant financial performance goals. The Committee considers the total compensation (earned or potentially available) of each of the Named Officers and the other senior executives in establishing each element of compensation.

        During the fourth quarter of each year, the Chief Executive Officer submits to the Committee the annual salaries for the past three years for the Company's senior executives (other than the Chief Executive Officer), and the Committee reviews the salaries and responsibilities of the officers, and makes any modifications it deems appropriate. Salary proposals are developed by the Company's Chief Executive Officer based on industry peer groups, surveys, and performance judgments as to the past and expected future contributions of the individual senior executives.

        In addition to internal measurements and goals, the Committee considers return on average assets (ROAA) and growth in total assets when evaluating the performance of executive officers. ROAA is a measure used in the industry to compare the profitability of banking companies. For the period ending December 31, 1997, the Company's ROAA was 1.31%, compared to 1.28% for its 144 Peer Group Banks (144 financial institutions, like the Company, between $1 billion and $3 billion in asset size, as supplied by the Federal Reserve Board's Division of Banking). For a four-year average comparison of the Company's performance to the Peer Group Banks, please see the table on page 12.

CEO COMPENSATION

        The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data similar to senior executives and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company.

        No salary increase was recommended for 1998.

        Although the 1998 salary and option grant were not measured upon the attainment of any specific goals by the Company, the Committee, in its discretion and judgment in making these decisions, took into consideration his individual contribution to the Company's performance for the prior fiscal year reflected by: (1) a $1,817,000 increase in net income, and (2) a $17,101,000 increase in shareholders' equity. The growth of the Company for 1997 exceeded $216,095,000 or 9.4%. Although the Committee, in establishing this salary, uses a subjective approach and does not rely on a formula or weights of specific factors, it carefully considers all the factors listed above.

ANNUAL INCENTIVES

        The Incentive Compensation Plan stresses rewards for achievement of goals set each year. Financial goals include operating earnings and return on shareholders' equity. The formula for 1998 adopted by the Board of Directors was as follows: 12% of net income in excess of 10% return on equity capital, plus 6% of net income in excess of 11.5% return on equity capital. At the end of each year, this formula defines the total fund available for distribution as bonuses.

        The Committee distributes the incentive fund to eligible employees based on the Committee's subjective evaluation of individual performance and contribution to the Company and recommendations by certain senior officers.

        In determining the awards for 1998 from the incentive fund to other eligible employees, including other Named Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer recommendations based on individual performance, as well as its evaluation of factors substantially comparable to those considered in establishing the award for the Chief Executive Officer.

        In determining the Chief Executive Officer's award for 1998, in addition to the factors discussed above, the Committee considered its evaluation of the Company's performance and the state of the economy in the Company's service area. The growth of the Company for the nine months ending September 30, 1998, was 9.5% or $239,210,000. Net income growth was 9.3% for the same time period. It considered these factors both on an absolute basis and relative to the performance of the Company's peers.

STOCK INCENTIVES

        The Committee considered the desirability of granting awards under the Company's stock option plan, which provides the Committee the flexibility to grant longer-term incentives in stock options. The Committee believes that its past grant of options has successfully focused the Company's senior management on building profitability and shareholder value. Stock options granted in 1998 are reflected in the table, "Stock Option Grants in 1998."

        The awards were based, among other things, on a review of competitive compensation data from selected peer companies and information on their total compensation as well as the Committee's evaluation of their past and expected future contributions to the Company's achievement of its long-term goals. Like other compensation decisions, the Committee does not use a formula or weight specific factors in recommending stock options awards, but rather relies on its own subjective evaluation.

     The foregoing report has been furnished by Messrs. Clement, Romine, and Shockey.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 1998 and up to the present time, there were transactions between certain of the Company's banking subsidiaries and certain members of the Human Resources Committee, or their associates, all consisting of extensions of credit by the banks in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

        None of the members of the Human Resources Committee has served as an officer or employee of the Company or any of its affiliates.

                               SHAREHOLDER RETURN

        The Company is subject to the rules of the Securities and Exchange Commission (the "SEC") that require all public companies to present a graph of total investment return in their annual proxy statements. The rules require a line graph which compares the Company's five-year cumulative shareholder return on its common stock with the Standard's & Poor's 500 Stock Index ("S&P 500 Stock Index") and either a published industry index or an index of peer companies selected by the Company. The graph below presents a comparison of the Company's performance with the S&P 500 Stock Index and the SNL Securities $1 to $5 Billion Bank Index (the "SNL $1B-$5B Bank Index"), assuming that investments of $100 were made on December 31, 1993, and that dividends were reinvested. SNL Securities, based in Charlottesville, Virginia, is a research and publishing firm specializing in the collection and dissemination of data on the financial services industry.


              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                F&M NATIONAL CORPORATION, S&P 500 STOCK INDEX AND
                           THE SNL $1B-$5B BANK INDEX










                                 (insert graph)















                                 1993       1994       1995        1996       1997        1998
                                 ----       ----       ----        ----       ----        ----
F&M National Corporation        100.00      103.74     135.47      150.40    248.52       221.83
S&P 500 Stock Index             100.00      101.32     139.39      171.26    228.42       293.69
SNL $1B-$5B Bank Index          100.00      105.28     141.58      183.54    306.09       305.38

           INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

        During 1998, the Company's banking subsidiaries extended credit to directors and officers of the Company and its subsidiaries. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present unfavorable features.

        The banking subsidiaries of the Company, pursuant to the Company's employee loan policy, make individual general purpose loans on a nondiscriminatory basis to employees of subsidiaries at interest rates below those for comparable transactions with other persons. The banking subsidiaries are prohibited from making loans, with the exception of residential mortgages and educational loans, to executive officers in excess of certain dollar limits fixed by banking laws.

        J. D. Shockey, Jr., a director of the Company and F&M Bank-Winchester, performed work for F&M Bank-Winchester during 1998 in connection with the renovation of the 9 Court Square Complex which was under contract with Shockey Industries, Inc. Ronald W. Tydings, a director of the Company, is also Chairman of the Board of F&M Bank-Northern Virginia, a subsidiary of the Company. Mr. Tydings serves as legal counsel for that bank.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company's stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 1998 with the exception of Mr. Clement, who, on one occasion with respect to one transaction, was late in filing a report. Such transaction was subsequently reported.


             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS - PROPOSAL TWO

        The Board of Directors, upon recommendation of the Audit Committee, has appointed Yount, Hyde & Barbour, P.C., as the Company's independent public accountants for the year ending December 31, 1999, and has further directed that management submit the selection of independent public accountants for ratification by the shareholders at the Annual Meeting. Yount, Hyde & Barbour, P.C., has been serving the Company for many years. This firm has advised the Company that neither the firm nor any member of the firm now has, or has held during the past five years, any direct or indirect financial interest in the Company or any of its subsidiaries. Representatives of the firm are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                  OTHER MATTERS

        As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.


                            PROPOSALS FOR THE 2000 ANNUAL MEETING

        The Company's Bylaws provide that, in addition to any other applicable requirements, for business (including shareholder nominations of Director candidates) to be properly brought before the Annual Meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Company at least 90 days prior to the Annual Meeting. As to each matter, the notice must comply with certain informational requirements set forth in the Bylaws. These requirements are separate and apart from and in addition to the SEC's requirements that a shareholder must meet to have a shareholder proposal included in the Company's proxy statement under SEC Rule 14a-8.

        The 2000 Annual Meeting of Shareholders is scheduled for April 25, 2000.


                                  ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K for 1998 filed with the SEC, excluding exhibits, can be obtained without charge by writing to Alfred
B. Whitt, President, F&M National Corporation, P.O. Box 2800, Winchester, VA 22604.


                                            By Order of the Board of Directors

                                            Michael L. Bryan
                                            Corporate Secretary


Winchester, Virginia
March 23, 1999

INSTRUCTIONS TO TRAVELODGE OF WINCHESTER

TRAVELLING EAST FROM WINCHESTER.

Take Route 50 East. After you cross over the Interstate I-81 overpass, turn right at the intersection stoplight onto Route 522 South (Front Royal Pike). TraveLodge is on the right.

TRAVELLING WEST ON ROUTE 50.

At the intersection of Route 50 East and Route 522 (Front Royal Pike), turn left at the intersection stoplight. TraveLodge is on the right.

TRAVELLING NORTHBOUND ON I-81. EXIT 313.

Take Exit 313 for Route 50 - Winchester. After coming off the Exit, continue straight through stoplight across Route 50 (and onto Route 522 South / Front Royal Pike). TraveLodge will be on the right after going through the intersection.

TRAVELLING SOUTHBOUND ON I-81.  EXIT 313-A.

Take Exit 313-A onto Route 50 East in Winchester. At intersection stoplight, turn right onto Route 522 (Front Royal Pike). TraveLodge is on the right.

                           PLEASE USE THE "BANQUET ROOM" ENTRANCE.

TraveLodge's address is 160 Front Royal Pike, Winchester, VA  22602.
Telephone:  540-665-0685

                            F&M NATIONAL CORPORATION
                              WINCHESTER, VIRGINIA

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, revoking all prior proxies, hereby appoints Joseph E. Kalbach, Thom F. Hanes, and James H. Atkinson, Jr., as proxies, and each or any of them with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of F&M NATIONAL CORPORATION held of record by the undersigned on February 26, 1999, at the Annual Meeting of Shareholders to be held April 27, 1999, or any adjournment thereof, on each of the following matters:

1.    Election of directors:

     [ ] FOR all Nominees listed below   [ ]  WITHHOLD AUTHORITY TO  VOTE FOR
                                                 THOSE INDICATED BELOW

     Frank Armstrong, III; William H. Clement; Charles E. Curtis; W. M. Feltner; John R. Fernstrom; William R. Harris; L. David Horner, III; Jack R. Huyett; George L. Romine; J. D. Shockey, Jr.; Ronald W. Tydings; Fred G. Wayland, Jr., and Alfred B. Whitt

      INSTRUCTIONS:       To withhold authority to vote for an individual
                          Nominee, print the name of the Nominee in the space provided below.

      --------------------------------------------------------------------------


2. To ratify the selection by the Audit Committee of the Board of Directors of Yount, Hyde & Barbour, P.C., independent certified public accountants, as auditors of the Company for 1999:

      [ ]    FOR              [ ]   AGAINST                    [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Board of Directors has not been notified of any such matters.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" each proposal. All joint owners MUST sign.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DATED__________________________     __________________________________________
                                    Signature
NUMBER OF SHARES
________________________________    __________________________________________
                                            Signature (if jointly owned)

--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE & RETURN THIS PROXY PROMPTLY IN ENCLOSED ENVELOPE.

                                                                  (804) 343-4089
                                                                        2994.001




                                 March 23, 1999


 BY ELECTRONIC SUBMISSION

 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 ATTN:  Filing Desk

                            F&M NATIONAL CORPORATION/
                           DEFINITIVE PROXY MATERIALS

 Ladies and Gentlemen:

        On behalf of F&M National Corporation, Winchester, Virginia ("F&M"), and pursuant to Regulation S-T under the Securities Act of 1933, as amended, we are transmitting one copy of F&M's definitive proxy statement and form of proxy for its annual meeting of shareholders to be held on April 27, 1999.

        Seven paper copies of F&M's 1997 Annual Report to Shareholders have been filed under separate cover.

        Any questions or comments concerning this filing should be directed to the undersigned at (804) 783-2003.

                                                   Sincerely,



                                                   George P. Whitley

 Enclosures

cc:     Mr. Alfred B. Whitt